SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2004

Ameritrade Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-49992 (Commission File Number)	82-0543156 (I.R.S. Employer Identification No.)

4211 South 102nd Street Omaha, Nebraska (Address of principal executive offices)	68127 (Zip Code)

Registrant’s telephone number, including area code: (402) 331-7856

(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure
SIGNATURES

Item 9. Regulation FD Disclosure

On March 3, 2004, TA Associates, Inc. adopted a stock trading plan in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended. Under the plan, certain entities affiliated with TA Associates, Inc. propose to sell up to six million shares of the Registrant’s common stock in open market transactions beginning April 1, 2004, or the day following the day when sales under TA Associates, Inc.’s 10b5-1 plan dated December 3, 2003 are completed, and ending no later than October 25, 2004. The aggregate number of shares to be traded on any particular trading day will be determined by the opening price per share of the Registrant’s common stock. If the opening price per share is less than $16.00, no shares will be sold on that trading day.

On March 8, 2004, entities affiliated with TA Associates, Inc. owned approximately 22.7 million shares of the Registrant’s common stock, representing approximately 5.4 percent of the Registrant’s common shares outstanding. Assuming all the shares covered by the 10b5-1 plans dated March 3, 2004 and December 3, 2003 are sold, entities affiliated with TA Associates, Inc. will own approximately 15 million shares of the Registrant’s common stock.

C. Kevin Landry, Managing Director and Chief Executive Officer of TA Associates, Inc., will continue to serve as a member of the Registrant’s Board of Directors.

Limitation of Incorporation by Reference

In accordance with the general instruction B.2 of Form 8-K, the information in this report is furnished pursuant to Item 9 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 9, 2004	AMERITRADE HOLDING CORPORATION
	By:	/s/ John R. MacDonald
John R. MacDonald
Executive Vice President, Chief Financial Officer and Treasurer

3